Exhibit 99.1

HERCULES TECHNOLOGY GROWTH CAPITAL NAMES DAVID LUND, CPA, VICE PRESIDENT OF FINANCE AND SENIOR CORPORATE CONTROLLER

Separately Company Announces the Departure of Chief Financial Officer Dennis Wolf in August 2005

Palo Alto, CA – June 30, 2005 – Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a business development company investing in venture capital-backed technology companies, announced today that David Lund, CPA, has been hired as Vice President of Finance and Senior Corporate Controller, effective July 6, 2005. Mr. Lund has more than 20 years of experience in accounting and corporate financial management including SEC reporting.

Separately, Hercules announced that its Chief Financial Officer Dennis Wolf has decided to pursue other opportunities and will resign effective August 2005. Until then Mr. Wolf will continue at Hercules as CFO and will participate in the company’s earnings announcement, expected to be scheduled in late July 2005. Mr. Wolf will also work closely with Mr. Lund during the transition period until his replacement is hired. The company has begun the search for a new Chief Financial Officer and has identified several qualified individuals.

Prior to joining Hercules Technology Growth Capital, Mr. Lund was corporate controller for Rainmaker Systems, Inc. In that role, Mr. Lund was responsible for all accounting operations, all SEC reporting and corporate tax reporting, as well as for coordinating the internal control review for compliance with the Sarbanes Oxley Act. Previously Mr. Lund served as corporate controller for Centillium Communications and CFO for APT Technologies and Scion Photonics. Mr. Lund also served in audit roles at Ernst & Young and Grant Thornton.

Manuel Henriquez, President & CEO of Hercules Technology Growth Capital, said “David Lund brings more than 20 years experience in accounting and corporate financial management to Hercules. He has served as the corporate controller at several other public companies as well as having served as the CFO at two private companies. He has deep expertise in SEC reporting and is well-versed in the internal control reviews for compliance under the Sarbanes-Oxley Act. “

Mr. Henriquez added, “We are sorry to see Dennis Wolf leave and appreciate his continued support of the company during the transition period. We thank him for his service to Hercules and wish him the best of luck in his new endeavor. Dennis remains active as our CFO during the search process and will manage all day to day accounting and finance operations along with David Lund. Dennis will continue to work as an advisor to the company after his departure as the transition to a new CFO is completed.”

About Hercules Technology Growth Capital

Founded in December, 2003, Hercules Technology Growth Capital, Inc (NASDAQ: HTGC) is a publicly traded specialized finance company providing debt and equity growth capital to technology-related companies at all stages of development. The

Company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology industry sub-sectors, characterized by products or services that require advanced technologies, including computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, Internet consumer and business services, telecommunications, telecommunications equipment, media and life sciences. The Company’s investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston and Chicago areas. Providing capital to privately-held companies backed by leading venture capital and private equity firms involves a certain degree of credit risk and may result in potential losses.

For more information or companies interested in learning more about financing opportunities should contact info@herculestech.com or call at (650) 289-3060 or visit http://www.herculestech.com.

Note for Investors:

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules’ actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules’ limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules’ investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules’ holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules’ filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.